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                                                                  Exhibit 99.i.7


                       FORM OF RESTRICTED STOCK AGREEMENT
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                                  FOR DIRECTORS
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         This Agreement is made this ___ day of ____________, 2001, (the "Award
Date") by and between MCG Capital Corporation, a Delaware corporation (the "Company"), and the undersigned director of the Company ("Director").

         WHEREAS, the Company desires to grant to the Director shares of Common Stock (the "Shares") in connection with such Director's service on the Company's Board of Directors (the "Award").

         WHEREAS, it is a condition precedent to the Company's making of the Award that the Director enter into this Agreement with the Company concerning the rights and restrictions of the shares of Common Stock subject to the Award and any additional agreements described herein that the Company may require.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

I.       OWNERSHIP OF SHARES

         1.1   Shares. The Company hereby awards to the Director the number of
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Shares set forth on Annex 1 subject to the restrictions and other terms and conditions set forth herein. Director hereby agrees to deliver to the Secretary of the Company ten (10) originals of a duly executed blank Assignment Separate from Certificate (in the form attached hereto as Exhibit A).

         1.2   Restricted Securities. Director hereby confirms that (i) Director
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is acquiring the Shares for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "1933 Act") and (ii) Director has been informed that the Shares are restricted securities under the 1933 Act, and as such have not been and will not be registered under the 1933 Act or any state securities laws by reason of their issuance by the Company in a transaction exempt from the registration requirements thereof and the Shares may not be resold or transferred unless the Shares are first registered under the federal securities laws and applicable state securities laws or unless an exemption from such registration is available. Accordingly, Director hereby acknowledges that Director is prepared to hold the Shares for an indefinite period. Director agrees that Director has been given access to information about the Company, the Company's financial condition and the Shares. Director has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Shares, the business of the Company and the



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merits and risks of investing in the Shares and to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense. Prior to Director's acquisition of the Shares, Director acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Director has such knowledge and experience in financial and business matters so as to make him capable of utilizing said information to evaluate the risks of the prospective investment and to make an informed investment decision. Director is able to bear the economic risk of his investment in the Shares.

         1.3   Restrictive Legends. In order to reflect the restrictions on
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disposition of the Shares, the stock certificates representing the Shares will be endorsed with the following restrictive legends:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF (A "TRANSFER") EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF A RESTRICTED STOCK AGREEMENT DATED AS OF _____ __, 2001, AS IT MAY BE AMENDED FROM TIME TO TIME. PURSUANT TO SUCH AGREEMENT, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS AND FORFEITURE RESTRICTIONS, AND ANY TRANSFEREE OF THESE SECURITIES TAKES SUBJECT TO SUCH TRANSFER RESTRICTIONS AND FORFEITURE RESTRICTIONS. COPIES OF THE RESTRICTED STOCK AGREEMENT ARE ON FILE WITH THE COMPANY.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR STATE SECURITIES LAWS AND NO TRANSFER OF THESE SECURITIES MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (B) PURSUANT TO AN EXEMPTION THEREFROM WITH RESPECT TO WHICH THE COMPANY MAY, UPON REQUEST, REQUIRE A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER IS EXEMPT FROM THE REQUIREMENTS OF THE ACT."

         1.4   Definitions. Whenever the following terms are used in this
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Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary.

               "Board" means the Board of Directors of the Company.
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               "Code" means the Internal Revenue Code of 1986, as amended.
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               "Initial Public Offering" means the consummation of the first
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public offering of Shares pursuant to a registration statement (other than on
Form S-8, Form S-4, or Form N-14 or a successor form thereto) filed with, and declared effective by, the Securities and Exchange Commission.

               "Person" means "person" as such term is used for purposes of
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Section 13(d) or 14(d) of the Exchange Act, including without limitation, any individual, corporation, limited liability company, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity or any group of Persons.

               "Transfer" means a transfer, sale, assignment, pledge,
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hypothecation or other disposition of any Shares.

II.      SPECIAL PROVISIONS

         2.1   Stockholder Rights. Director (or any successor in interest) shall
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have all the rights of a stockholder (including voting and dividend rights)
with respect to the Shares, but subject, however, to the transfer restrictions of Article III.

         2.2   Market Stand-Off.
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               (a) The Director agrees to deliver a lock-up letter in the form previously distributed to the Employee by the Company in connection with the Initial Public Offering concurrently with the execution of this Agreement. After the Initial Public Offering, to the extent requested in writing by the Company in connection with, or the managing underwriter, if any, of, any registration statement filed under the 1933 Act (other than an S-8 or S-4, N-14 or successor or applicable, equivalent forms) or in connection with any subsequent exchange offer or conversion relating to the securities registered under such registration statement, each Director agrees not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144 under the 1933 Act, any Shares during the time period reasonably requested by the Company or the managing underwriter, not to exceed 180 days (such period, the "Director Lockup"). This Section 2.2 shall only remain in effect for the one (1) year period immediately following the effective date of the Company's Initial Public Offering and shall thereafter terminate and cease to be in force or effect and, in any event, no Director Lockup shall extend beyond such one year period.

               (b) In the event of any stock dividend, stock split, recapitalization, or other change affecting the Company's outstanding Common Stock effected without


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receipt of consideration, then any new, substituted, or additional securities distributed with respect to the Shares shall be immediately subject to the provisions of this Section 2.2 to the same extent the Shares are at such time covered by such provisions.

         2.3   Stop Transfer. In order to enforce the provisions of Section 2.2,
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the Company may impose stop-transfer instructions with respect to the Shares until the end of the applicable stand-off period.

III.     TRANSFER RESTRICTIONS

         3.1   Restrictions on Transfer of Shares. The Director shall not
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transfer, assign, encumber, or otherwise dispose of all or any part of the
Shares, except in compliance with the provisions of Sections 3.1(a) through (c) and Section 3.2 below.

               (a)  The following Transfers of Shares shall be permitted:

                    (i)  a Transfer made by the Director to the Company; and

                    (ii) a Transfer made to any of the following "Permitted Transferees":

                         (A)  upon the death of the Director to his executors,
administrators, testamentary trustees, legatees or beneficiaries (the "Director's Estate") or a Transfer to the executors, administrators, testamentary trustees, legatees or beneficiaries of a person who has become a holder of Shares in accordance with the terms of this Agreement;

                         (B)  a Transfer made to a trust or custodianship the
beneficiaries of which include only the Director, his spouse, his life partner, his descendants, including adopted children, his ancestors, his siblings, and spouses and life partners of his descendants, ancestors and siblings (an "Director's Trust"); or

                         (C)  a Transfer made to a partnership, limited
liability company, corporation or other entity all of the owners of which are included in subparagraph B above (an "Director's Entity"); or

                         (D)  a Transfer to an organization which is exempt
from federal income taxation under Section 501(c)(3) of the Code;

               (b) Immediately prior to any Transfer of Shares to an Director's Trust or an Director's Entity, the Director shall provide the Company with a copy of the instruments creating the Director's Trust or Director's Entity with the identity of the beneficiaries, partners, members or shareholders of the Director's Trust or Director's Entity, as the case may be. The Director shall notify the Company prior to any change in


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the identity of any beneficiary, partner, member or shareholder of the
Director's Trust or Director's Entity, as the case may be.

                (c) The restrictions on Transfer set forth in this Section 3.1 shall terminate upon an Initial Public Offering by the Company.

        3.2   Restrictions on Transfer of Shares; Transferee Obligations.
              ----------------------------------------------------------

                (a) No Transfer of Shares, whether or not permitted by Sections
3.1 hereof, shall be made or recorded on the books of the Company, and any such Transfer shall be void and of no effect, unless:

                        (i) Such Transfer of the Shares is made pursuant to an effective registration statement under the 1933 Act and applicable state securities laws or pursuant to an exemption therefrom with respect to which the Company may, upon request, require a satisfactory opinion of counsel retained by the Director (which counsel shall be acceptable to the Company) to the effect that such Transfer is exempt from the provisions of Section 5 of the 1933 Act and applicable state securities laws; and

                        (ii) Each person (other than the Company) to whom the Shares are transferred by means of one of the Transfers specified in Sections 3.1 above shall, as a condition precedent to the validity of such Transfer, agree in writing to the Company to be bound by the terms and provisions of this Agreement and acknowledge that any such transferred Shares shall be subject to the terms and provisions of this Agreement, including without limitation (1) the restrictions on transfer contained in Sections 3.1 and 3.2 as applicable, and (2) the market stand-off provisions of Section 2.2 above.

                (b) No Transfer of Shares in violation of this Agreement shall be made or recorded on the books of the Company and any such Transfer shall be void and of no effect.

IV.      GENERAL PROVISIONS

        4.1 Notices. Any notice required in connection with this Agreement shall
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be given in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or telecopied to the recipient at the address indicated on Annex 1 or at such other address as such party may designate by ten
(10) days' advance written notice under this Section 4.1 to all other parties to this Agreement.

        4.2  No Waiver.  No waiver of any breach or condition of this
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Agreement shall be deemed to be a waiver of any other or subsequent
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breach or condition, whether of like or different nature.




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         4.3   Amendment. This Agreement may be modified, amended, suspended or
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terminated, and terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

         4.4   Director Undertaking. Director hereby agrees to take whatever
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additional action and execute whatever additional documents the Company may, in its judgment, deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Director or the Shares pursuant to the express provisions of this Agreement.

         4.5   Agreement Is Entire Contract. This Agreement constitutes the
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entire agreement between the parties hereto with regard to the subject matter hereof.

         4.6   Governing Law. This Agreement shall be governed by, and construed
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in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State, without regard to conflict of laws principles thereof.

         4.7   Counterparts. This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

         4.8   Successors and Assigns. The provisions of this Agreement shall
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inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Director and the Director's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

         4.9   Rescission. This Agreement shall be rescinded and shall be null
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and void if the Company's Initial Public Offering does not occur within twenty
(20) days of the Award Date. Upon the rescission of this Agreement, the Shares shall be automatically cancelled and surrendered to the Company.

                                      * * *


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         IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first indicated above.

                                 THE COMPANY:

                                     MCG CAPITAL CORPORATION

                                     By:
                                        -------------------------------------
                                        Name:
                                        Title:


                                     THE DIRECTOR:


                                     ----------------------------------------
                                     Name:


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Annex 1

                             MCG CAPITAL CORPORATION
                           RESTRICTED STOCK AGREEMENT

Name:
         ----------------------------------------------

Address:
         --------------------------------------------------



         Number of Shares Awarded:
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